UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 7, 2011 (February 2, 2011)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2011, the Compensation Committee of the Board of Directors of Transcept Pharmaceuticals, Inc. (the “Company”) approved the following compensation terms for executive officers who were named in the Summary Compensation Table of the Company’s 2010 Proxy Statement and who are expected to be named in the Summary Compensation Table of the Company’s 2011 Proxy Statement:

Executive Officer	2011 Salary	2010 Cash Bonus(1)	2011 Annual Incentive Option Grant (2)	2011 Target Cash Bonus(3)
Glenn A. Oclassen President and Chief Executive Officer	$455,000	$0	152,000	50%
Nikhilesh N. Singh Senior Vice President, Chief Scientific Officer	$319,000	$0	58,000	35%
Thomas P. Soloway Senior Vice President, Chief Financial Officer	$316,000	$0	58,000	35%
Terrence O. Moore Vice President, Marketing and Sales	$290,000	$0	37,000	30%
Joseph T. Kennedy Vice President, General Counsel	$290,000	$0	37,000	30%

(1)

No cash bonus plan was in place with respect to fiscal year 2010. In lieu of a cash bonus plan for fiscal 2010, the named executives received a 2010 Special Incentive Option Grant on January 14, 2010 under the Company’s 2006 Incentive Award Plan at an exercise price of $8.21 per share. Fifty percent of the 2010 Special Incentive Option grants vest upon approval by Food and Drug Administration (FDA) of Intermezzo®, the Company’s lead product candidate, and the remaining 50% vest on the first anniversary of any such approval; provided, in each case, such approval occurs no later than January 14, 2012. Details of such option grants are set forth on a Form 8-K filed by the Company with the Securities and Exchange Commission on January 20, 2010.

(2)	2011 Annual Incentive Options were granted under the Company’s 2006 Incentive Award Plan on February 2, 2011 at an exercise price of $8.20 per share (the closing price of the Company’s common stock on The NASDAQ Stock Market on such date) and vest monthly thereafter in equal increments over 48 months.
(3)	Bonus payments under the 2011 cash bonus plan are not payable unless Intermezzo® is approved by the FDA and are based 70% on such approval and 30% on discretion.

The Company will provide additional information regarding the compensation paid to the named executive officers for fiscal year 2010 in its proxy statement for the 2011 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission before the end of April 2011.

Item 7.01	Regulation FD Disclosure.

Spokespersons of the Company plan to present the information in the presentation slides attached hereto as Exhibit 99.1 at various investor and analyst meetings.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward looking statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Company slide presentation dated February 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.
Date: February 7, 2011
	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company slide presentation dated February 2011